Exhibit 3.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED BYLAWS

OF

AKAMAI TECHNOLOGIES, INC.

Section 1.10(a) of Article I of the By-Laws is deleted in its entirety and replaced with the following:

“(a) Except for (i) any directors entitled to be elected by the holders of preferred stock, (ii) any directors elected in accordance with Section 2.4 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (iii) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures of this Section 1.10 or Section 1.13 shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors,(ii) by any stockholder of the corporation who (A) timely complies with the notice procedures set forth in Section 1.10(b), (B) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (C) is entitled to vote at such meeting, or (iii) by any Eligible Stockholder (as defined in Section 1.13(a)(1)) who has complied with the procedures set forth in Section 1.13.”

Section 1.11(a) of Article I of the By-Laws is deleted in its entirety and replaced with the following:

“(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the election of directors of the corporation, the procedures in Section 1.10 or Section 1.13 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (A) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (B) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (C) be entitled to vote at such annual meeting.”

Section 1.11(f) of Article I of the By-Laws is deleted in its entirety and replaced with the following:

“(f) Except as otherwise required by law or Section 1.13 of the By-Laws, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.”

The following Section 1.13 is added to Article I of the By-Laws:

“SECTION 1.13 Proxy Access Rights.

(a) Proxy Access Nomination.

(1) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, nominations of individuals for election to the Board of Directors at such annual meeting may be made by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 1.13 (as further qualified by the provisions of this Section 1.13, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 1.13 are separate from, and in addition to, the nomination provisions set forth in Section 1.10. Subject to the provisions of this Section 1.13 and to the extent permitted by applicable law, the corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 1.13.

(2) For purposes of this Section 1.13, the “Required Information” that the corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-Laws, by the Certificate of Incorporation and/or by the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed; and (B) the written statement, if any, consisting of 500 words or fewer delivered by the Eligible Stockholder pursuant to Section 1.13(d)(4) in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary of the corporation a Statement within the time period specified in this Section 1.13 for delivering the Notice of Proxy Access Nomination (as defined below), the Eligible Stockholder will be deemed to have not provided the Statement and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 1.13, the corporation may omit from its proxy materials any information or Statement (or portion thereof) if the corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

(b) Notice Requirements.

(1) In order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 1.13, provide to the Secretary of the corporation, a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 1.13 that complies with the requirements set forth in this Section 1.13 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 1.13, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the corporation at the principal executive office of the corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, Notice of Proxy Access Nomination by the Eligible Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 1.13. For purposes of this Section 1.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(2) In order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder providing the Required Information within the time period specified in Section 1.13(b)(1) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten business days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary of the corporation at the principal executive office of the corporation not later than 5:00 p.m., Eastern Time, on the fifth business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Eastern Time, on the fifth business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).

(3) In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c) Maximum Number of Stockholder Nominees.

(1) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.13 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 25%; provided, that the maximum number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will be reduced by (i) the number of Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (ii) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the corporation by such stockholder or group of stockholders) and (iii) the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors with respect to any of the preceding two annual meetings based on a nomination by one or more stockholders pursuant to Section 1.10 or this Section 1.13.

(2) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 1.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 exceeds the maximum number of Stockholder Nominees provided for in Section 1.13(c)(1) (including by operation of Section 1.13(c)(3)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 for an annual meeting exceeds the maximum number of Stockholder Nominees provided for in Section 1.13(c)(1) (including by operation of Section 1.13(c)(3)), the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 1.13 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 1.13 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 1.13 is reached. The Stockholder Nominees initially selected in accordance with this Section 1.13(c)(2) will be the only Stockholder Nominees eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 1.13(c)(2) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 1.13 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 1.13.

(3) If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13 as a result of the operation of this Section 1.13(c)(3) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.

(d) Stockholder Eligibility.

(1) For purposes of this Section 1.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the corporation equal to the net “short” position in the common stock of the corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 1.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(2) In order to make a nomination pursuant to this Section 1.13, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the corporation in accordance with this Section 1.13 and the close of business on the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, 20 individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 1.13, the “Required Ownership Percentage” is 3% or more of the corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three years.

(3) Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 1.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940,

as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.13, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.

(4) In addition to providing the Notice of Proxy Access Nomination in accordance with Section 1.13(b)(1) above, in order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary of the corporation within the time period specified in this Section 1.13 for delivering the Notice of Proxy Access Nomination:

(A)

one or more written statements from the record holders of the Required Shares or from the intermediaries through which the Required Shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 11(b)(2) within the time periods set forth therein;

(B)

a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);

(C)

the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice, or provided to the corporation in order to nominate an individual for election as a director, pursuant to Section 1.10;

(D)	the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E)

in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders who is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder, including, without limitation, the withdrawal of such nomination;

(F)

an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G)

an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the corporation by such individual pursuant to this Section 1.13 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H)

a representation (in the form provided by the Secretary of the corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.13, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 1.13, and (VII) has provided and will continue to provide facts, statements and other information in all communications with the corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I)

a written undertaking (in the form provided by the Secretary of the corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 1.13, and (III) promptly provide to the corporation such additional information as requested pursuant to this Section 1.13.

In connection with Section 1.13(d)(4)(A), if any intermediary that verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 1.13(d)(4)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(e) Stockholder Nominee Requirements.

(1) Notwithstanding anything in these By-laws to the contrary, the corporation shall not be required to include, pursuant to this Section 1.13, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 1.13) for any annual meeting of stockholders (A) for which the Secretary of the corporation receives a notice that the Eligible Stockholder or any other stockholder of the corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for nominees for director set forth in Section 1.10, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the corporation, in each case, in connection with service as a director of the corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of common stock of the corporation are listed; (F) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (G) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-laws, the Certificate, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is listed or over-the-counter market on which any securities of the corporation are traded, or any applicable state or federal law, rule or regulation, (H) who provides any information to the corporation or its stockholders required or requested pursuant to any provision of these By-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (I) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (J) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (K) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (L) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (M) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 1.13.

(2) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (B) does not receive a number of “for” votes equal to at least 25% of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 1.13 for the next two annual meetings.

(3) Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 1.13 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 1.13 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 1.13, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 1.13 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 1.13 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 1.13. For purposes of this Section 1.13, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 1.13, the presiding officer shall so declare at the applicable annual meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.

(f) This Section 1.13 provides the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 1.13 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 1.10.

(g) For the avoidance of doubt, the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(h) For purposes of this Section 1.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, any Eligible Holder, Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 1.13 and, if not so nominated, shall direct and declare at such annual meeting that such Stockholder Nominee shall not be considered.”

Except as herein amended, the provisions of the By-Laws shall remain in full force and effect.

Effective as of September 13, 2023.

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